Exhibit 10.7

                                    ADDENDUM

         To the Deposit Receipt & Purchase and Sale Agreement dated March 30, 2000, by and between BNS of Central Florida, Ltd., as Seller and Universal Beverages, as Buyer. It is hereby agreed as follows:

1.       Paragraph 4 of the subject contract is hereby amended as follows:

              4. The Seller will pay for the state documentary stamps on the deed of conveyance and the owner's title insurance policy insuring the title of the subject property equal to the purchase price. The Seller shall provide the Buyer with any survey currently in Seller's possession to Buyer.

2. Paragraph 9 of the subject Agreement is hereby amended and modified as follows:

              9. Default by Buyer: if the said Buyer fails to perform the covenants and requirements herein contained within the time specified, Seller shall be entitled to retain as liquidated damages the entire deposit, said deposit being deemed non-refundable. The parties further agree that this paragraph shall not be deemed a penalty and that is a reasonable sum equaling the liquidated damages due Seller in light of Seller's removal of the subject property for sale during the term of this Agreement. As such, paragraphs 15, 16 and 17 are hereby deleted in their entirety.

3.       Paragraph 13 of the subject Agreement is hereby amended as follows:

              13. Buyer has been in continued possession of the subject property and hereby agrees to purchase same in its "AS IS" condition with no warranty whatsoever from Seller with regard to the condition of the property. As such, paragraphs 18 and 19 of the subject contract are hereby deleted in their entirety.

4.       Paragraph 21 of the subject contract is hereby amended as follows:

              21. Seller's offer to sell subject property to Buyer under the terms and conditions contained herein shall be open through April 14, 2000. In the event Buyer has not executed this contract and delivered to Seller's attorney the deposit to be held in trust of the total amount of $100,000.00 by April 14, 2000, this offer shall expire and this contract shall be considered null and void. The deposit shall be held in escrow under the "McLin Burnsed Trust Account."

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5.       Paragraph 24 of the subject contract is hereby amended as follows:

              24. Each party represents to the other that there is no real estate agent or broker involved with this transaction.

6. The subject property is currently leased from Seller to Buyer under a separate rental agreement reference thereto is hereby incorporated herein by reference. In the event of default under said lease agreement, including the failure to pay rent due by midnight of the third day written notice is given by the Seller to Buyer to pay the rental due, such default shall also constitute an immediate default under this contract allowing Seller to retain the deposit as liquidated damages and terminating this contract in its entirety.

                                       Universal Beverages Holding Corporation

                                       By: /s/ Jonathan O. Moore
                                       -------------------------
                                       Jonathon O. Moore, CEO

                                       BNS of Central Florida, Ltd.

                                       By: /s/ BNS, Inc.
                                       -------------------------
                                       BNS, Inc., General Partner